DATED NOVEMBER 3, 2015

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☑	Soliciting Materials under § 240.14a-12

PERICOM SEMICONDUCTOR CORPORATION

(Name of Registrant as Specified in its Charter)

MONTAGE TECHNOLOGY GROUP LIMITED

PORSCHE ACQUISITION SUB, INC.

HOWARD YANG

STEPHEN TAI

MARK VOLL

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On November 3, 2015, Montage issued the following press release:

Montage Technology Convinced Pericom Has Acted to Disenfranchise Shareholders

Believes Pericom Ran a Deeply Flawed Sales Process Resulting in the $17.00 Diodes Transaction

Pericom Appears Intent on Forcing Through Diodes Transaction Despite Montage Technology’s $18.50 Superior Offer

Montage Technology Urges Pericom Shareholders to Protect the Value of Their Investment by Voting AGAINST the Proposed Diodes Acquisition on the GOLD Proxy Card

MILPITAS, CA, November 3, 2015 — Montage Technology Group Limited (“Montage Technology”) believes that Pericom Semiconductor Corporation (“Pericom”) (NASDAQ: PSEM) conducted a deeply flawed sale process and is now attempting to disenfranchise Pericom shareholders by forcing through an inferior transaction with Diodes Incorporated (“Diodes”). It is now apparent to Montage Technology that since the beginning of its discussions with Pericom, it has never been on a level playing field with Diodes and that Pericom and its advisors have all along been intent on a Diodes acquisition of Pericom — at the cost to the Pericom shareholders of a financially superior $18.50 per share binding offer from Montage Technology.

Montage Technology urges Pericom shareholders to consider the following:

•	Pericom gave Diodes a head start relative to Montage Technology in the sale negotiations despite knowing that Montage Technology was open to increasing its price.

¡	In fact, neither Pericom, nor Cowen and Company, LLC (“Cowen”), Pericom’s financial advisor, ever reached out to Montage Technology about an acquisition of Pericom in an effort to assess the market. Montage Technology itself initiated the negotiations with Pericom.

•	At a time when Montage Technology was offering a higher price for Pericom shares, Pericom simply signed up its financially inferior $17.00 per share transaction without ever asking Montage Technology for a best and final offer.

•	There has been no indication that Pericom has made any effort to get Diodes to raise its price.

•	Potentially in violation of federal proxy rules, Pericom’s record date for its special meeting of its shareholders to vote on the Diodes transaction is before the date Montage Technology made public its financially superior $18.50 per share binding offer, disenfranchising all those shareholders who acquired shares of Pericom after September 22, 2015.

•	References to the record date were left blank in multiple filings of the Pericom preliminary proxy statement and not disclosed until October 30, 2015, which would leave Pericom shareholders, including shareholders purchasing Pericom shares subsequent to the September 22, 2015 record date, to believe that a record date had not yet been established.

•	Pericom scheduled its shareholder meeting for November 20, 2015 to vote on the Diodes transaction, a short period of time after the company filed definitively, in an apparent effort to “cram” its financially inferior offer down the throats of “stale” shareholders in the face of Montage Technology’s financially superior binding offer of $18.50 per share.

Montage Technology is deeply troubled by the actions of Pericom and its financial advisor in what appears to Montage Technology to be an attempt to force through a transaction with their preferred buyer, Diodes, despite Montage Technology’s financially superior $18.50 binding offer. Montage believes the sale process ran by Pericom and Cowen was deeply flawed, and indicates an intent to hand Pericom over to Diodes regardless of the financial cost to Pericom shareholders.

Montage Technology urges Pericom shareholders to Vote “AGAINST” the Diodes transaction on the GOLD proxy card TODAY. Shareholders who have questions about how to vote at the special meeting may call Montage Technology’s proxy solicitor, Innisfree M&A Incorporated, toll-free at + (888) 750-5834.

Barclays is acting as financial advisor to Montage Technology and O’Melveny & Myers LLP is serving as legal counsel.

Montage Technology and its directors, executive officers and certain employees may be deemed, under rules of the Securities and Exchange Commission (“SEC”), to be participants in the solicitation of proxies from Pericom shareholders in connection with Pericom’s Special Meeting of Shareholders. Information about the interests in Pericom of Montage Technology and its directors, executive officers and employees are set forth in a definitive proxy statement that was filed with the SEC on October 26, 2015 (the “Montage Proxy”).

Investors are urged to read in its entirety the Montage Proxy which is available now and any other relevant documents filed with the SEC when they become available, because they contain (or will contain) important information. The Montage Proxy, and any other documents filed by Montage Technology with the SEC, may be obtained free of charge at the SEC web site at www.sec.gov. The Montage Proxy and such other documents may also be obtained free of charge by contacting Innisfree M&A Incorporated, Montage Technology’s proxy solicitor, toll-free at: (888) 750-5834 or 501 Madison Avenue, 20th Floor, New York, New York 10022.

About Montage Technology

Montage Technology is a global fabless provider of analog and mixed-signal semiconductor solutions currently addressing the home entertainment and cloud computing markets. In the home entertainment market, Montage Technology’s technology platform enables the Company to design highly integrated end-to-end solutions with customized software for set-top boxes. These solutions optimize signal processing performance under demanding operating conditions typically found in emerging marketing environments. In the cloud computing market, Montage Technology offers high performance, low power memory interface solutions that enable memory intensive server applications. Its technology platform approach allows Montage Technology to provide integrated solutions that meet the expanding needs of customers through continuous innovation, efficient design and rapid product development. For more information regarding Montage Technology please visit the Company’s website at www.montage-tech.com.

Company Contact:

Montage Technology

Mark Voll, CFO

(408) 982-2780 or 86-21-6128-5678 x8618

Investor Contact:

Innisfree M&A Incorporated

Arthur Crozier/Jennifer Shotwell/Jon Salzberger

(212) 750-5833

Media Contact:

Joele Frank, Wilkinson Brimmer Katcher

Eric Brielmann or Jed Repko

(415) 869-3950

Mahmoud Siddig

(212) 355-4449